Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant
                                     1 of 2

                                                                                                  PERCENT OF
                                                                                                    VOTING
                                                   STATE OR COUNTRY OF                            SECURITIES
         NAME                                INCORPORATION OR  ORGANIZATION                          OWNED
Crown Cork & Seal Company, Inc.                         Pennsylvania                              Registrant
Crown Cork & Seal Company (PA) Inc.                     Pennsylvania                                 100%
CONSTAR International, Inc.                             Delaware                                     100%
Van Dorn Company                                        Ohio                                         100%
Crown Financial Corporation                             Pennsylvania                                 100%
Nationwide Recyclers, Inc.                              Pennsylvania                                 100%
H-V Industries, Inc.                                    Pennsylvania                                 100%
Volstro Manufacturing Company                           Pennsylvania                                 100%
Northern Engineering and Machine Corporation            Pennsylvania                                 100%
Nationwide Coil Coating Company, Inc                    Ohio                                         100%
Midway Tool Engineering Company, Inc.                   Pennsylvania                                 100%
Wissota Enterprises, Inc.                               Wisconsin                                    100%
Foreign Manufacturers Finance Corporation               Delaware                                     100%
Crown Cork & Seal Company, (Delaware) Inc.              Delaware                                     100%
Crown Beverage Packaging, Inc.                          Delaware                                     100%
Automated Containers Corporation                        Florida                                      100%
Crown Precision Technologies, Inc.                      Florida                                      100%
Central States Can Company of Puerto Rico, Inc.         Ohio                                         100%
Crown Swire Investment Company Limited                  Bermuda                                       51%
Crown Cork & Seal Foreign Sales Corporation             Virgin Islands                               100%
Aluplata S. A.                                          Argentina                                    100%
Crown Cork de Argentina S.A.                            Argentina                                    100%
Crown Cork Company (Austria) GMBH                       Austria                                      100%
Crown Cork Company (Belgium) N.V.                       Belgium                                    99.82%
Crown Cork Coordination Ctr. N.V.                       Belgium                                      100%
Crown Brasil Holding Ltd.                               Brazil                                       100%
Crown Cork do Brasil S.A. (Rolhas Metalicas)            Brazil                                        50%
Crown Cork & Seal Canada Inc.                           Canada                                       100%
Crown Cork de Chile, S.A.I.                             Chile                                        100%
Beijing Crown Can Co., Ltd.                             China                                         80%
Foshan Crown Can Company, Limited                       China                                         50%
Foshan Crown Easy-Opening Ends Co., Ltd.                China                                         50%
Huizhou Crown Can Co., Ltd.                             China                                         99%
Shanghai Crown Packaging Co., Ltd.                      China                                         60%
Crown Litometal S.A.                                    Colombia                                     100%
Crown Cork Centroamericana, S.A.                        Costa Rica                                   100%
Crown Cork de Puerto Rico, Inc.                         Delaware                                     100%
Crown Cork (Scandinavia) A/S                            Denmark                                      100%
Crown Cork del Ecuador, C.A.                            Ecuador                                      100%
Crown Cork Company (France) S.A.                        France                                       100%
CONSTAR International France, SARL                      France                                       100%
Crown Financial Corporation-France                      France                                       100%
Crown Bender (Germany) GMBH                             Germany                                      100%
Crown Cork Holding GMBH                                 Germany                                      100%
Crown Cork de Guatemala, S.A.                           Guatemala                                    100%
Crown Can Hong Kong, Ltd                                Hong Kong                                   50.1%

                         Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant
                                     2 of 2

                                                                                                  PERCENT OF
                                                                                                    VOTING
                                                   STATE OR COUNTRY OF                            SECURITIES
         NAME                                INCORPORATION OR  ORGANIZATION                          OWNED
CONSTAR International Plastics KFT                      Hungary                                     66.5%
The Irish Crown Cork Ltd.                               Ireland                                      100%
Crown Cork Company (Italy) S.P.A.                       Italy                                        100%
The Crown Cork Company (East Africa) Ltd.               Kenya                                         70%
Crown Cork de Mexico, S.A.                              Mexico                                       100%
Envases Generales Crown, S.A. DE C.V.                   Mexico                                       100%
Crown Cork Company (Morocco) S.A.                       Morocco                                      100%
Crown Cork Company (Holland) B.V.                       The Netherlands                              100%
Crown Cork Mijdrecht B.V.                               The Netherlands                              100%
Crown Cork Netherlands Holding B.V.                     The Netherlands                              100%
CONSTAR International Holland B.V.                      The Netherlands                              100%
Crown Cork del Peru, S.A.                               Peru                                       96.07%
Crown Cork & Seal (Portugal) S.A.                       Portugal                                     100%
Crown Investment Holdings (Pty) Limited                 South Africa                                 100%
Crown Cork Co., S. A. (Pty) Ltd.                        South Africa                                  50%
Crown Cork Company Iberica (Spain) S.A.                 Spain                                        100%
Crown Cork AG                                           Switzerland                                  100%
Crown Obrist                                            Switzerland                                  100%
COPAG Trading AG                                        Switzerland                                  100%
Crown Cork & Seal (Thailand) Co., Ltd.                  Thailand                                     100%
CONSTAR Ambalaj Sanayi Ve Ticaret A.S.                  Turkey                                        55%
Emirates Can Company, Ltd. (Dubai, UAE)                 United Arab Emirates                          50%
The Crown Cork Company Limited                          United Kingdom                               100%
CONSTAR International U.K. Ltd.                         United Kingdom                               100%
Copag Trading S.A.                                      Uruguay                                      100%
Vietnam Crown Vinalimex Packaging Ltd.                  Vietnam                                       67%
Crown Cork & Seal (W.I.) Ltd.                           Trinidad & Tobago                            100%
Crown Cork Company (Zambia) Limited                     Zambia                                        70%
Crown Cork Company (1958) (Pvt) Limited                 Zimbabwe                                      70%

(1) The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2) In accordance with Regulation S-K, Item 601(b)(22)(ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02 (w).